CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer International Growth Fund:

We consent to the use of our report dated January 23, 2014, with respect to the financial statements and financial highlights of Oppenheimer International Growth Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                            /s/ KPMG LLP

                                                 KPMG LLP

Denver, Colorado

March 24, 2014